Exhibit 10.5(k)

GUARANTY

GUARANTY, dated as of April 12, 2022 (this “Guaranty”), by APPLETON HOTEL HOLDINGS, LLC, a Delaware limited liability company (“Propco”), and APPLETON HOTEL LEASING, LLC, a Delaware limited liability company (“Opco” and together with Propco, each a Guarantor and collectively, the “Guarantors”), in favor of the Secured Parties under, and as defined in, the Loan and Servicing Agreement referred to below (together with the Guarantor, the “Parties” and each, a “Party”).

PRELIMINARY STATEMENTS

1.Acres Commercial Realty Corp. owns (i) all of the equity interest in Exantas Real Estate TRS Inc., which in turns owns all of the equity interest in Acres Real Estate TRS 9 LLC, which in turns owns all of the equity interest in the Opco and (ii) all of the equity interest in ACRES Realty Funding, Inc., which in turn owns all of the equity interest in RCC Real Estate SPE Holdings LLC (“Holdings”), which in turn owns all of the equity interest in RCC Real Estate SPE 9 LLC (the “Borrower”), which in turn owns all of the equity interest in Propco.

3.The Borrower is indebted to the Secured Parties pursuant to the Loan and Servicing Agreement dated as of the date hereof (as amended by the First Amendment to Loan and Servicing Agreement, dated as of September 16, 2020, the Second Amendment to Loan and Servicing Agreement, dated as of May 25, 2021, the Third Amendment to Loan and Servicing Agreement, dated as of August 16, 2021, the Fourth Amendment to Loan and Servicing Agreement, dated as of April 12, 2022, and as further amended, restated, supplemented, replaced or otherwise modified, the “Loan and Servicing Agreement”) among RCC Real Estate SPE Holdings LLC, as Holdings, the Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Massachusetts Mutual Life Insurance Company, as Facility Servicer, ACRES Capital Servicing LLC, as Portfolio Asset Servicer, and Wells Fargo Bank, National Association, as Collateral Custodian.

4.Each Guarantor will obtain substantial direct and indirect benefits from the extensions of credit made by the Lenders under the Loan and Servicing Agreement.

AGREEMENT

Accordingly, the Parties agree as follows:

SECTION 1.Interpretation:

Capitalized terms used in this Guaranty and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.  As used in this Guaranty, the plural includes the singular and the singular includes the plural.  All pronouns and any variations thereof refer to masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.  As used in this Guaranty, “include,” “includes” and “including” have the inclusive meaning of “including without limitation.”  Section and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this Guaranty.

SECTION 2.GUARANTY:

2.1Guarantee.  Each Guarantor hereby, irrevocably and unconditionally, guarantees to the Secured Parties the payment of the Guaranteed Obligations as and when such Guaranteed Obligations

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are due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  “Guaranteed Obligations” means the (a) the full amount of the Obligations then due and payable, and whether for principal, interest, reimbursement obligations, fees, expenses or otherwise, and interest accruing thereon following the commencement of any bankruptcy, insolvency, reorganization, receivership or similar proceeding under any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally (each, an “Insolvency Proceeding”) by or against a Loan Party at the applicable rate specified for the advances in the Loan and Servicing Agreement, whether or not such interest is allowed as a claim in such Insolvency Proceeding and (b) all losses, fees, costs and expenses (including, all court costs and reasonable attorneys’ and paralegals’ fees, costs and expenses) paid or incurred by the Secured Parties in (i) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, a Loan Party relating to the Loan and Servicing Agreement, the other Transaction Documents or the transactions contemplated thereby, (ii) taking any action with respect to any collateral securing the Obligations or each Guarantor’s obligations and (iii) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Secured Parties’ rights or remedies under this Guaranty or applicable law, together with interest on such losses, fees, costs and expenses from the date of demand under this Guaranty until paid in full at the applicable rate specified for the advances in the Loan and Servicing Agreement.

2.2Nature of Guarantee.  The guarantee hereunder is a guarantee of payment and not of collection.  Each Guarantor expressly waives any requirement that the Secured Parties exhaust any right, remedy or power or proceed against the Loan Parties under the Transaction Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The guarantee hereunder is a continuing guarantee and applies to all Guaranteed Obligations whenever arising.  The guarantee hereunder is absolute and unconditional, irrespective of the value, genuineness or enforceability of the obligations of the Loan Parties under the Loan and Servicing Agreement or any other agreement, instrument or other document executed or delivered in connection therewith, any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations or to the fullest extent permitted by applicable law, any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

2.3Guarantee Irrevocable.  Neither Guarantor may revoke this Guaranty and this Guaranty continues to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor.

2.4Limitation on Guarantee.  In any Insolvency Proceeding or any action or proceeding involving any corporate or other organizational law, if any Guarantor’s obligations hereunder would, taking into account any of such Guarantor’s rights to contribution, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then notwithstanding any other provision hereof to the contrary, the amount of such liability is automatically limited and reduced, without any further action by such Guarantor, the Secured Parties or any other Person, to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

2.5Reinstatement of Guaranteed Obligations.  If at any time payment of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made, then this Guaranty is reinstated and the Guaranteed Obligations are deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 3.WAIVERS:

3.1Guarantee Absolute.  Without limiting the generality of any other provision of this Guaranty, neither Guarantor’s obligations hereunder are released, diminished, impaired, reduced or adversely affected by any of the following:

(A)

the unenforceability of all or any part of the Guaranteed Obligations or any agreement, instrument or other document executed or delivered in connection with the Guaranteed Obligations for any reason whatsoever;

(B)

any performance or nonperformance of any of the agreements or covenants of the Transaction Documents or any extension of the time for performance of, or the waiver of compliance with, any of the Guaranteed Obligations at any time or from time to time;

(C)	any acceleration of the maturity of any of the Guaranteed Obligations;
(D)

any renewal, extension, increase, amendment or other modification of any of the Guaranteed Obligations in any respect, any waiver, forbearance, indulgence or compromise of any right under the Loan and Servicing Agreement or any other Transaction Document or any assignment, transfer or other disposition of all or part of the Secured Parties’ interests under the Transaction Documents;

(E)	the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;
(F)

any full or partial release of a Loan Party any other guarantor of the Guaranteed Obligations or any release, exchange or other disposition, in whole or in part, of any security for any of the Guaranteed Obligations;

(G)	any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations being unperfected;
(H)

any failure or delay of the Secured Parties to exercise any of its rights or remedies under the Transaction Documents or applicable law or with respect to any other guarantee of, or security for, any of the Guaranteed Obligations;

(I)	any Insolvency Proceeding of a Loan Party, any Guarantor or any other guarantor of the Guaranteed Obligations;
(J)

any dissolution of a Loan Party, any Guarantor or any other guarantor of the Guaranteed Obligations, any sale, lease, transfer or other disposition of any or all of such Person’s assets or any reorganization, merger or consolidation of any such Person;

(K)	any failure of the Secured Parties to notify any Guarantor of any of the foregoing; or

(L)

any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.

3.2Waivers.  Each Guarantor hereby waives:

(A)	diligence, presentment, demand of payment, notice of dishonor and protest;
(B)

all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to such Guarantor or other surety by reason of Applicable Law;

(C)	any rights or defenses such Guarantor or other surety may have in respect of its obligations as a guarantor or other surety by reason of any election of remedies by the Secured Parties; and
(D)

any common law, equitable, statutory or other rights (including rights to notice) that such Guarantor might otherwise have as a result of or in connection with any of the circumstances described in Section 3.1.

3.3Subrogation.  So long as this Guaranty is in effect, no Guarantor shall exercise any right or remedy arising by reason of its performance of its guarantee, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against a Loan Party or any other guarantor of the Guaranteed Obligations or any security therefor.

SECTION 4.Representations:

Each Guarantor makes the following representations to the Secured Parties, which representations survive the execution and delivery of this Guaranty:

(A)

the execution and delivery of this Guaranty and the performance of its obligations hereunder (a) are within such Guarantor’s  organizational power and authority, (b) have been authorized by all necessary organizational action by such Guarantor and (c) do not require the consent or approval of any other Person other than any consent or approval that has been obtained;

(B)	such Guarantor is “solvent” within the meaning give that term and similar terms under applicable laws relating to fraudulent transfers or conveyances;
(C)

such Guarantor has received, or will receive, direct or indirect substantial benefits from the extensions of credit made by the Lenders under the Loan and Servicing Agreement and the making of this Guaranty with respect to the Guaranteed Obligations; and

(D)	neither a Secured Party nor any other Person has made any representation, warranty or statement to such Person to induce such Person to execute this Guaranty.

SECTION 5.COVENANTS:

5.1Indebtedness.  No Guarantor shall create, incur, assume or suffer to exist any indebtedness for borrowed money or for the deferred purchase price of property or services or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type (“Indebtedness”) unless such Indebtedness is consented to by the Initial Lender in its sole discretion.

5.2Liens.  No Guarantor shall create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than customary permitted Liens that do not secure Indebtedness for borrowed money) unless such Lien is consented to by the Initial Lender in its sole discretion.

5.3Loan and Servicing Agreement.  Without limiting Section 5.1 or 5.2, each Guarantor shall comply with the covenants set forth in Section 5.01 and 5.02 of the Loan and Servicing Agreement as if it were a Loan Party thereunder.

5.4Payment By Guarantors.  If any part of the Guaranteed Obligations are not paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantors shall, immediately upon demand by the Secured Parties (or by the Administrative Agent on behalf of the Secured Parties, at the direction of the Secured Parties) and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America the amount due on the Guaranteed Obligations to the Secured Parties at the Secured Parties’ address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of any of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand is deemed made, given and received in accordance with the notice provisions hereof.

5.5Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the Guarantors’ obligations hereunder are not reduced, discharged or released because or by reason of any existing or future offset, claim or defense of a Loan Party or any other Person against a Secured Party or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

5.6Acceleration of Obligations.  As between each Guarantor and the Secured Parties, the Borrower’s obligations under the Transaction Documents may be declared to be due and payable (and are deemed to have become automatically due and payable in the circumstances provided in the Loan and Servicing Agreement) while an Event of Default has occurred and is continuing for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against a Loan Party and in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether due and payable by the Loan Parties) immediately become due and payable by the Guarantors for purposes of this Guaranty.

5.7Set-Off.  If an Event of Default has occurred and is continuing, the Secured Parties and their respective Affiliates are authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all indebtedness at any time owing by such Secured Party or Affiliate to or for the credit or the account of the Guarantors against any and all of the Guaranteed Obligations, irrespective of whether or not the Secured Parties have made any demand under this Guaranty.  Each Secured Party shall notify the Guarantors promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

5.8Security.  The Guarantors shall, at their sole cost and expense (including, without limitation, the reimbursement of Initial Lender’s attorneys’ fees and expenses), satisfy the following terms and conditions prior to the Leasehold Mortgage Trigger Date (all such documents described in clauses (A) and (B) below, the “Leasehold Mortgage Documents”):

(A)

Appleton Hotel Holdings, LLC (“Ground Lessee”) shall deliver a leasehold mortgage (the “LH Mortgage”) to and for the benefit of Administrative Agent, on behalf of the Secured Parties, in form and substance reasonably satisfactory to the Initial Lender, which LH Mortgage shall, among other things: (a) provide a perfected first priority security interest in all of Ground Lessee’s assets, including, without limitation, all of its right, title and interest in and to its leasehold interest under the Eligible Ground Lease located at 333 West College Avenue, Appleton, Wisconsin (the “Ground Lease” and the land and improvements thereunder, the “Hotel”); (b) assign its interest as the landlord under that certain Lease Agreement dated April 1, 2022 between Ground Lessee and Appleton Hotel Leasing, LLC (“Appleton Hotel”) (the “Operating Lease”), together with all rents and other payments payable thereunder (and agree to the subordination of the same to the rights of the Administrative Agent, on behalf of the Secured Parties); and (c) contain representations and covenants with respect to the Hotel and its ownership, management and operation, including, if requested by the Initial Lender, covenants with respect to the establishment of a cash management structure for the Hotel revenues and expenses (including customary reserves for taxes, insurance and FF&E (furniture, fixtures and equipment).

(B)	Concurrently with the delivery of the LH Mortgage:
(i)

Appleton Hotel shall enter into an agreement for the benefit of Administrative Agent, on behalf of the Secured Parties, that shall, among other things: (i) consent to the LH Mortgage and the assignment of Ground Lessee’s interest as landlord under the Operating Lease; (ii) subordinate its interest under the Operating Lease to the LH Mortgage and Administrative Agent’s rights thereunder; and (iii) agree that upon an Event of Default, the Operating Lease may be terminated upon the direction of the Initial Lender.

(ii)

The Guarantors shall cause the landlord under the Ground Lease (“Ground Lessor”) and its mortgagee under its mortgage financing, to enter into an agreement on commercially reasonable terms for the benefit of the Administrative Agent, on behalf of the Secured Parties, that shall, among other things: (i) consent to the LH Mortgage; (ii) acknowledge that the LH Mortgage constitutes a “Leasehold Mortgage” under the terms of the Ground Lease and that the Administrative Agent, on behalf of the Secured Parties, shall have the rights and remedies of a leasehold mortgagee under the terms of the Ground Lease (including, without limitation, rights of notice and cure); (iii) acknowledge that the LH Mortgage and the leasehold financing evidenced thereby does not violate any of the terms of the Ground Lease, the Subordination, Attornment and Non-Disturbance Agreement dated as of July 18, 2017 or the Ground Lease Estoppel Certificate; Recognition and Attornment Agreement dated as of January 12, 2018, or any other similar agreement, and that the Administrative Agent, on behalf of the Secured Parties, as “leasehold mortgagee” or “leasehold lender,” as applicable, shall have all rights, remedies and benefits thereunder; and (iv) provide the estoppel provisions as required thereunder.

(iii)

The Guarantors shall cause (i) the manager at the Hotel to enter into a commercially reasonable and customary management subordination agreement for the benefit of the Administrative Agent, on behalf of the Secured Parties and (ii) the franchisor at the Hotel to enter into a commercially reasonable and customary “comfort letter” for the benefit of the Administrative Agent, on behalf of the Secured Parties.

(iv)	The Guarantors shall provide a title insurance policy with respect to the LH Mortgage insuring its first lien priority, with such endorsements as the Initial Lender may reasonably request.
(v)

The Guarantors shall cause the parties to the “skywalk leases” and related agreements, and the agreements for the management of the convention center to enter into commercially reasonable agreements for the benefit of the Administrative Agent, on behalf of the Secured Parties, to consent to the LH Mortgage (to the extent consent is required under such leases and agreements), and recognizing the interest and rights of the Administrative Agent, on behalf of the Secured Parties, under the LH Mortgage.

(vi)

The Guarantors shall provide any or all of the following, as may reasonably be required by the Initial Lender and in form and substance reasonably acceptable to the Initial Lender: (i) an ALTA survey of the Hotel, to the extent required by the title company to issue the title policy without a survey exception; (ii) a Phase I (and if required, Phase II) environmental audit; (iii) evidence that any and all applicable transfer taxes and mortgage taxes have been paid; (iv) certificates, copies of policies and such other evidence of property and liability insurance as the Initial Lender may reasonably require; (v) opinions of counsel from Ground Lessee and Appleton Hotel and of local Wisconsin counsel, in customary form for real estate mortgage transaction; (vi) evidence that any litigation and other proceedings affecting the Hotel have been terminated or settled; and (vii)  such other customary documentation and agreements relating to mortgage loans as the Initial Lender may reasonably require.

SECTION 6.miscellaneous:

6.1Governing Law.  This Guaranty is governed by, and construed in accordance with, the laws of the State of New York.

6.2Expenses.  The Guarantors shall reimburse the Secured Parties for any and all out‑of‑pocket expenses and charges (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Secured Parties in connection with the enforcement of this Guaranty.  Any and all costs and expenses incurred by the Guarantors in the performance of actions required pursuant to the terms of this Guaranty are borne solely by the Guarantors.

6.3Severability.  Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions of this Guaranty; and the invalidity of a particular provision in a particular jurisdiction does not invalidate such provision in any other jurisdiction.

6.4Integration.  This Guaranty constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

6.5Notices.  All notices and other communications provided for in this Guaranty must be in writing and will be deemed to have been duly given (a) when received if personally delivered, (b) within five days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon receipt after being sent by facsimile or electronic transmission, with confirmed answer back or receipt, during normal business hours on a Business Day or otherwise on the next occurring Business Day or (d) within one Business Day of being sent by priority delivery by established overnight courier to the parties at their respective addresses set forth as follows:

(i)if to the Secured Parties:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, MD 21045

Telephone: 410-884-2271 or 443-367-3924

E-mail: ctsbankdebtadministrationteam@wellsfargo.com

Attention: Jason Prisco or Lance Yeagle – RCC REAL ESTATE SPE 9, LLC

(ii)if to the Guarantors:

c/o ACRES Capital Corp.

865 Merrick Avenue, Suite 200S

Westbury, New York 11590

Attention: Mark Fogel

Facsimile No.: 516‐500‐9149

E‐mail: mf@acrescap.com

Any Party may change its address, telephone, email or facsimile number for notices and other communications hereunder by notice to the other Party.

6.6Amendments.  Neither this Guaranty nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by the Guarantors and the Administrative Agent (at the direction of the Secured Parties).

6.7No Implied Waivers.  No failure to exercise and no delay in exercising any right or remedy under this Guaranty operates as a waiver thereof.  No single or partial exercise of any right or remedy under this Guaranty, or any abandonment or discontinuance thereof, precludes any other or further exercise thereof or the exercise of any other right or remedy.  No waiver or consent under this Guaranty is applicable to any events, acts or circumstances except those specifically covered thereby.

6.8Successors and Assigns.  This Guaranty is binding upon, and inures to the benefit of, the Parties and their respective successors and permitted assigns.  No Guarantor may assign or transfer any of its interests or rights, or delegate its duties or obligations, under this Guaranty, in whole or in part, without the prior written consent of the Lenders.  The Lenders may assign or transfer any of their respective its interests, rights or remedies, and delegate its duties or obligations, under this Guaranty in connection with an assignment or transfer of its interests under the Loan and Servicing Agreement.  Nothing in this Guaranty, expressed or implied, may be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or by reason of this Guaranty.

6.9Submission to Jurisdiction; Waiver of Jury Trial.

(A)

The Parties agree that any action or proceeding with respect to this Guaranty or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the courts of the State of New York and each Party submits to the jurisdiction of such court for the purpose of any such action, proceeding or judgment.

(B)

Each Party irrevocably consents to service of process in the manner provided for notice in Section 6.5.  Nothing in this Guaranty affects the right of any Party to service process in any other manner permitted by applicable law.

(C)

Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any court referred to in Section 6.9(A).  Each Party irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(D)

EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER REASON).

6.10Termination.  This Guaranty continues in effect (notwithstanding the fact that from time to time there may be no Guaranteed Obligations outstanding) until the Facility Termination Date.

6.11Counterparts.  This Guaranty shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.  For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Notes, if any, when required under the UCC or other Signature Law due to the character or intended character of the writings.

6.12Financing Statement.  The Guarantors hereby authorizes the filing of a financing statement with the secretary of state (or equivalent office) of its jurisdiction of organization stating that it is restricted from granting a lien on its assets pursuant to this Guaranty.

(Signature page(s) follow)

The Guarantors have executed and delivered this Guaranty as of the date first above written.

APPLETON HOTEL HOLDINGS, LLC

By:/s/ Mark Fogel
Name: Mark Fogel
Title:   President & CEO

APPLETON HOTEL LEASING, LLC

By:/s/ Mark Fogel
Name: Mark Fogel
Title:   President & CEO

[Signature Page - Guaranty]

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as administrative agent

By: COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact and agent

By:/s/ Scott R. Little

Name:Scott Little

Title:Vice President

[Signature Page - Guaranty]